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                                                                   Exhibit 10.18


                            AMENDMENT NO. 5 TO THE
                        VENCOR RETIREMENT SAVINGS PLAN

     This is Amendment No. 5 to the Vencor Retirement Savings Plan (the "Plan") as amended and restated as of January 1, 1997.

                                    Recital

     WHEREAS, Vencor, Inc. (the "Company") maintains the Plan and has reserved the right in Section 9.1 of the Plan to amend the Plan from time to time in its discretion and the Company now wishes to amend the Plan to add a provision whereby a participant will be deemed to have revoked his salary redirection election in the event the Company inadvertently ceases to withhold salary redirection amounts from a participant's pay and the participant does not notify the Company within 30 days of the first payroll date on which the salary redirection amount was not withheld from pay that the error occurred.

                                   Amendment

     Section 3.1 of the Plan is hereby amended effective as of the date of adoption of this Amendment by the addition of a new subparagraph (d) to read in its entirety as follows:

     (d) In the event the Employer fails to withhold Participant Salary Redirection Contributions pursuant to a Salary Redirection election in effect for a Participant for a payroll period, the Participant shall be considered to have revoked his Salary Redirection election on the 30th day after the pay date on which the Salary Redirection election was first not honored. Such revocation shall not be considered to be retroactive. The Company shall take such steps as it deems advisable to correct the failure to withhold and make Salary Redirection contributions for a Participant for the period prior to the effective date of the revocation.

     IN WITNESS WHEREOF, this Amendment No. 5 is hereby adopted this 9/th/ day of December, 1998.

                              By: /s/ Cecelia A. Hagan
                                  ------------------------------------

                              Title: Vice President of Human Resources
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